UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 Amendment No. 3

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2004

                     BATTLE MOUNTAIN GOLD EXPLORATION CORP.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)

            Nevada                  000-50399            86-1066675
----------------------------     ---------------    --------------------
(State or other jurisdiction      (Commission         (IRS Employer
      of incorporation)           File Number)      Identification No.)

        ONE EAST LIBERTY STREET, SIXTH FLOOR, SUITE 9, RENO, NEVADA 89504
        -----------------------------------------------------------------
            (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code (775) 686-6081

                                      N/A
                                      ---
                        (Former name or former address,
                          if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This report of Form 8-K/A is being filed to update the disclosure regarding the sale of the Registrant's common stock as previously disclosed in Item. 1.01 and Item 3.02. The Registrant agreed to accept $100,000 less of an investment from one of the investors, in addition to the previously disclosed re-pricing of the shares from $1.00 per share to $0.50 per share. The Registrant has also made a correction to the name of the former principal independent accountant in Item 4.01.

ITEM  1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

     On October 20, Pediment Gold LLC ("Pediment"), the Registrant's joint venture with Nevada Gold Exploration Solutions, L.L.C. ("NGXS") to explore for gold in the Nevada great basin physiographical area using a proprietary water chemistry database developed by NGXS, entered into a binding letter agreement (the "Letter Agreement") for exploration and development on unpatented mining claims located in north-central Nevada (the "Property") during the three-year period beginning on October 21, 2004 (the "Earn-In Period"). Pursuant to the Letter Agreement, Pediment has the right to earn a 70% interest in the Property and to enter into a joint venture agreement covering the Property. Retention of the Letter Agreement is predicated on an initial payment of $3,000 (which Pediment paid in October 2004), and an obligation to incur an aggregate of $1 million of work expenditures on the Property during the Earn-In Period as follows: 1) $50,000 during the period from October 21, 2004 through October 21, 2005; 2) $250,000 during the period from October 21, 2005 through October 21, 2006; and 3) $700,000 during the period from October 21, 2006 through October 21, 2007. Pediment may acquire an undivided 70% interest in the Property after incurring the full amount of the work expenditures. If Pediment acquires such interest, Pediment is obligated to enter into a joint venture agreement with the mining company that currently owns the Property. Pediment's interest in the Property is subject to the mining company's right to earn an additional 40% interest upon the payment of $3 million to Pediment or to convert its 30% interest into an interest in 5% of net returns. In order to retain the Letter Agreement, Pediment must pay all federal claim maintenance fees (or perform sufficient assessment work) required to maintain the unpatented mining claims (the "Claims"), and timely make all filings and recordings required in connection therewith (collectively "Annual Maintenance"). During the Earn-In Period, Pediment is also responsible for timely payment of all taxes levied or assessed upon or against the Property and any facilities or improvements located thereon. Pediment may, at any time in its sole discretion, terminate the Letter Agreement in its entirety or with respect to any portion of the Claims. If Pediment terminates the Letter Agreement, it will have no further obligations other than those related to indemnifying the mining company against losses related to misrepresentation of Pediment or any exploration, development or related work conducted by Pediment on the Property, reclaiming the surface of the Property, and performing remediation work as to the subsurface of the Property. If such termination occurs prior to June 1, 2005, or after June 1 of any other year, Pediment will also be obligated to perform Annual Maintenance for the assessment year beginning on September 1 of the year of termination.

     In November 2004, the Company sold an aggregate of 450,000 shares of common stock to four (4) individual investors for an aggregate of $450,000 (or $1.00 per share). In February 2005, the Company changed the terms of the sale to provide for 900,000 shares for an aggregate of $450,004 (or approximately $0.50 per share). In April 2005, the Company agreed to accept $100,000 less of an investment from one of the investors. As a result of these changes in the original terms of the sale, the Company received $350,004 for an aggregate of 700,000 shares. The spouse of Mark Kucher, the Company's Chief Financial
Officer  and  a  Director  of  the  Company,  purchased  40,000 of these shares.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSAL OF ASSETS.

     Battle Mountain Gold Exploration, Inc., the Registrant's wholly-owned subsidiary (the "Subsidiary"), has made payments that will enable it to earn a 50% interest in Pediment Gold, LLC ("Pediment"); however, the Subsidiary will not earn the 50% interest until Pediment makes certain expenditures as discussed below. The Subsidiary entered into a joint venture agreement with Nevada Gold Exploration Solutions, LLC, a Nevada limited liability company ("NGXS"), to form Pediment to explore the Nevada great basin physiographic area using a proprietary water chemistry database developed by NGXS. Pursuant to the joint venture agreement, the Subsidiary agreed to fund an aggregate of $3,250,000 (the "Initial Contribution") for an exploration program (the "Program") in connection with an opportunity to earn up to a 70% interest in Pediment. The Subsidiary paid $325,000 in October 2004 and $840,000 in January 2005 (or an aggregate of $1,165,000) toward the Initial Contribution. The joint venture agreement provides in pertinent part that the Subsidiary will earn a 50% interest in Pediment after Pediment's expenditure of the $840,000 payment for the land acquisition stage. In determining whether the Subsidiary has funded the Program and earned an interest in Pediment, the following costs will be included: property acquisition costs, rentals royalties and other payments necessary to acquire and maintain title to property; salaries, wages, employee benefits and taxes thereon; materials, equipment and supplies; reasonable transportation; contract services and utilities; insurance premiums; damages or losses in excess of insurance proceeds; legal and regulatory costs and expenses; the cost of annual audits; taxes; overhead; costs of reasonably anticipated environmental compliance; and any other reasonable direct expenditures for the necessary and proper conduct of operations (collectively, the "Expenditures"). The administrative charge paid by Pediment to NGXS as Manager to reimburse NGXS for its home office overhead and general and administrative expenses (the "Administrative Charge") will not be counted in determining whether the Subsidiary has funded the Program and earned an interest in Pediment. The Company expects that Pediment will have expended the $840,000 payment in March 2005, at which time the Subsidiary will be considered to have earned its 50% interest in Pediment.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

     In November 2004, the Company sold an aggregate of 450,000 shares of common stock to four (4) individual investors for an aggregate of $450,000 (or $1.00 per share). In February 2005, the Company changed the terms of the sale to provide for 900,000 shares for an aggregate of $450,004 (or approximately $0.50 per share). In April 2005, the Company agreed to accept $100,000 less of an investment from one of the investors. As a result of these changes in the original terms of the sale, the Company received $350,004 for an aggregate of 700,000 shares. The spouse of Mark Kucher, the Company's Chief Financial Officer and a Director of the Company, purchased 40,000 of these shares. The
Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. The Company also claims an exemption from registration afforded by Regulation S under the Act. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by the Company.

ITEM  4.01.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.

     Effective January 4, 2005, the client auditor relationship between the Registrant and Morgan & Company, Chartered Accountants ("Morgan") ceased as the former principal independent accountant was dismissed. On that date, the Registrant's Board of Directors approved a change of accountants and the Registrant's management engaged Chisholm, Bierwolf & Nilson, LLC, Certified Public Accountants ("Chisholm") as its principal independent public accountant for the fiscal year ended July 31, 2005.

     Chisholm is succeeding Morgan. Morgan audited the balance sheet of the Registrant as of July 31, 2003 and July 31, 2004 and the related statements of operations, cash flows, and stockholders' deficiency for the years ended July 31, 2003 and July 31, 2004, and for the cumulative period from November 30, 2001 (date of inception) to July 31, 2004. Morgan's report on the financial statements of the Registrant for the fiscal years ended July 31, 2003 and July 31, 2004, and any later interim period, including the interim period up to and including the date the relationship with Morgan ceased did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except for concerns about the Registrant's ability to continue as a going concern.

     In connection with the audit of the Registrant's fiscal years ended July 31, 2003 and July 31, 2004, and any later interim period, including the interim period up to and including the date the relationship with Morgan ceased, there have been no disagreements with Morgan on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Morgan would have caused Morgan to make reference to the subject matter of the disagreement(s) in connection with its report on the Registrant's financial statements. There have been no reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B during the Registrant's fiscal years ended July 31, 2003 and July 31, 2004, and any later interim period, including the interim period up to and including the date the relationship with Morgan ceased.

     The Registrant authorized Morgan to respond fully to any inquiries of any new auditors hired by the Registrant relating to their engagement as the Registrant's principal independent accountant. The Registrant requested that Morgan review the disclosure and Morgan was given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respect in which it did not agree with the statements made by the Registrant. Such letter was filed as an exhibit to the report on Form 8-K/A filed with the Commission on January 11, 2005.

     The  Registrant has not previously consulted with Chisholm regarding either
(i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on the Registrant's financial statements; or (iii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv)(A) of Regulation S-B) between the Registrant and Morgan, the Registrant's previous principal independent accountant, as there were no such disagreements, or an other reportable event (as defined in Item 304(a)(1)(iv)(B) of Regulation S-B) during the Registrant's fiscal years ended July 31, 2003 and July 31, 2004, and any later interim period, including the interim period up to and including the date the relationship with Morgan ceased. Neither has the Registrant received any written or oral advice concluding there was an important factor to be considered by the Registrant in reaching a decision as to an accounting, auditing, or financial reporting issue.

     Chisholm reviewed the disclosure before it was filed with the Commission and was provided an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respects in which it did not agree with the statements made by the Registrant in response to Item 304 of Regulation S-B. Chisholm did not furnish a letter to the Commission.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     (d) On November 24, 2004, the Registrant's Board of Directors appointed Brian Labadie and Anthony Crews as Directors. Messrs. Labadie and Crews have not been named to any committees of the Registrant's Board of Directors, and any committees of the Registrant's Board of Directors to which Messrs. Labadie and Crews may be named have not been determined, as of the filing of this report.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits.

Exhibit No.     Description
-----------     -----------

10.1(1)         Short Form of Exploration and Development Agreement of Pediment
                Gold, LLC
16.1(2)         Letter from Morgan & Company, Chartered Accountant

(1) Filed as Exhibit 10.1 to the report on Form 8-K filed with the Commission on January 7, 2005.

(2) Filed as Exhibit 16.1 to the report on Form 8-K/A filed with the Commission on January 11, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTLE MOUNTAIN GOLD EXPLORATION CORP.

By: /s/ James E. McKay
    -----------------
    James E. McKay
    Chief Executive Office

Dated:  April 22, 2005

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